Exhibit 23.1

    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference into GlobalMedia.com's Form S-3 Registration Statement, registering 4,082,429 common shares, of our audit report dated September 29, 2000 included in GlobalMedia.com's Annual Report on Form 10-KSB/A, for the year ended July 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Vancouver, British Columbia December 28, 2000	/s/ ARTHUR ANDERSEN Independent Public Accountants